As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SHARKNINJA, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1738011
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

89 A Street

Needham, MA 02494

(Address of Principal Executive Offices)

SharkNinja, Inc. 2023 Equity Incentive Plan

SharkNinja, Inc. 2023 Employee Share Purchase Plan

(Full Title of the Plans)

Mark Barrocas

Chief Executive Officer

89 A Street

Needham, MA 02494

(617) 243-0235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard K. Ellin Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Pedro J. Lopez-Baldrich Chief Legal Officer SharkNinja, Inc. 89 A Street Needham, MA 02494 (617) 243-0235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers 1,052,605 additional ordinary shares, $0.0001 par value per share (the “Ordinary Shares”), under the following employee benefits plans for which a Registration Statement on Form S-8 was previously filed by SharkNinja, Inc. (the “Registrant”) with the Securities and Exchange Commission: (i) SharkNinja, Inc.’s 2023 Equity Incentive Plan (the “2023 Plan”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 842,084 Ordinary Shares on January 1, 2025, and (ii) SharkNinja Inc.’s 2023 Employee Share Purchase Plan (the “ESPP”), as a result of the operation of an automatic annual increase provision therein, which added an aggregate of 210,521 Ordinary Shares on January 1, 2025. The additional Ordinary Shares are of the same class as other securities relating to the 2023 Plan and the ESPP for which the Registrant’s registration statement filed on Form S-8 on July 28, 2023 (File No. 333-273518) is effective. The information contained in the Registrant’s registration statement filed on Form S-8 on July 28, 2023 (File No. 333-273518) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-273518) filed with the Securities and Exchange Commission on July 28, 2023).

4.2	Specimen Share Certificate, evidencing the ordinary shares of the Registrant (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form F-1 (File No. 333-272973), filed with the Commission on July 11, 2023).

5.1*	Opinion of Maples and Calder (Cayman) LLP.

10.1	SharkNinja, Inc. 2023 Equity Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-273518) filed with the Securities and Exchange Commission on July 28, 2023).

10.2	SharkNinja, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-273518) filed with the Securities and Exchange Commission on July 28, 2023).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Needham, Massachusetts, on March 31, 2025.

SHARKNINJA, INC.

By:	/s/ Mark Barrocas
Mark Barrocas
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Barrocas and Patraic Reagan, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of SharkNinja, Inc., and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Barrocas	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2025
Mark Barrocas

/s/ Patraic Reagan	Chief Financial Officer (Principal Financial Officer)	March 31, 2025
Patraic Reagan

/s/ Larry Flynn	Chief Accounting Officer (Principal Accounting Officer)	March 31, 2025
Larry Flynn

/s/ CJ Xuning Wang	Director	March 31, 2025
CJ Xuning Wang

/s/ Kathryn J. Barton	Director	March 31, 2025
Kathryn J. Barton

/s/ Peter Feld	Director	March 31, 2025
Peter Feld

/s/ Chi Kin Max Hui	Director	March 31, 2025
Chi Kin Max Hui

/s/ Dennis Paul	Director	March 31, 2025
Dennis Paul

/s/ Barney Tianhao Wang	Director	March 31, 2025
Barney Tianhao Wang

/s/ Timothy R. Warner	Director	March 31, 2025
Timothy R. Warner